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                                                                    Exhibit 10.6

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

         AGREEMENT entered into as of the 27th day of September, 1999, by and between HF Holdings, Inc., a Delaware corporation (the "COMPANY"), and Credit Suisse First Boston Corporation, a Massachusetts corporation ("CSFB").

         WHEREAS, the Company and ICON Healthy & Fitness, Inc. ("HEALTH & FITNESS") have made an exchange offer, pursuant to the Exchange Offer and Consent Solicitation, dated July 30, 1999, as supplemented (the "EXCHANGE Offer"), for all outstanding 13% Senior Subordinated Notes due 2002 of Health & Fitness ("13% NOTES"), 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc. ("15% NOTES"), and 14% Senior Discount Notes due 2006 of ICON Fitness Corporation ("14% NOTES");

         WHEREAS, pursuant to that certain term sheet, dated July 8, 1999, as amended and attached to the Exchange Offer as Annex C (the "TERM SHEET"), CSFB wishes to purchase from the Company, and the Company wishes to sell and issue to CSFB, (i) shares of the Company's common stock, par value $.001 per share ("COMMON STOCK"), and (ii) convertible promissory notes of the Company, in each case upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, mutually agree as follows:


                                   ARTICLE I.

                         PURCHASE AND SALE OF SECURITIES


         1.1. SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, CSFB does hereby subscribe for and agrees to purchase at the Closing (as defined below), and the Company does hereby agree to sell to CSFB at the Closing, 643,754 shares (the "SHARES") of Common Stock.

         1.2. PURCHASE OF CONVERTIBLE NOTES. Subject to the terms and conditions of this Agreement, CSFB does hereby agree to purchase at the Closing (as defined below), and the Company does hereby agree to sell to CSFB at the Closing, $7,500,000 principal amount of the Company's 0% Convertible Subordinated Notes Due September 27, 2011 (the "NOTES"). The Notes shall have the terms and provisions prescribed by the Amended and Restated Note Agreement ("NOTE AGREEMENT"), the form of which is attached to this Agreement as Exhibit A.

         1.3. PURCHASE PRICE. In consideration for the sale of the Shares and the Notes by the Company to CSFB hereunder, CSFB shall pay to the Company an amount (the "PURCHASE PRICE") equal to ten million dollars ($10,000,000).
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         1.4. CLOSING. The purchase, sale and issuance of the Shares and the
Notes shall occur at a closing (the "CLOSING") to be held simultaneously with the closing of the transactions contemplated by the Term Sheet (the "ICON RESTRUCTURING"). At the Closing, and upon payment of the Purchase Price, the Company shall issue and deliver to CSFB, or its nominee, one or more certificates representing the Shares and one or more Notes in the form prescribed by the Note Agreement. Payment of the Purchase Price shall be made at the Closing by wire transfer of same day funds denominated in U.S. dollars, unless otherwise mutually agreed in writing with the Company.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         2.1. ORGANIZATION AND STANDING. The Company represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         2.2. AUTHORIZATION. The Company represents and warrants that all corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, and for the authorization, issuance and delivery of the Shares and Notes being sold under this Agreement, has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of the Company, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

         2.3. VALIDITY OF SHARES. The Company represents and warrants that the Shares, when sold, issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and restrictions of any kind, except as contemplated hereunder and under the Stockholders Agreement ("STOCKHOLDERS AGREEMENT"), attached as Annex C to the Exchange Offer.

         2.4. ENFORCEABILITY OF NOTES. The Note Agreement and the Notes, when executed and delivered by the parties thereto, shall constitute the valid and legally binding obligations of the Company, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

                                  ARTICLE III.

               REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF CSFB

         3.1. ORGANIZATION AND STANDING. CSFB represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of


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the Commonwealth of Massachusetts and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

         3.2. AUTHORIZATION. CSFB represents and warrants that all action on the part of CSFB necessary for the authorization, execution, delivery and performance of this Agreement by CSFB has been taken, and that this Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of CSFB, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

         3.3. INVESTMENT REPRESENTATIONS AND UNDERTAKINGS.

                  (a) CSFB hereby represents that (i) the Shares and the Notes will be acquired by it for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and (ii) it has no current intention of selling or otherwise distributing the same in violation of applicable federal and state securities laws. By executing this Agreement, CSFB further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or otherwise transfer to such person, or to any other person, any of the Shares or the Notes in violation of applicable federal and state securities laws;

                  (b) CSFB understands that the Shares and the Notes have not been registered under the Securities Act of 1933, as amended (the "1933 ACT") on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and regulations issued thereunder, and that the Company's reliance on such exemption is in part predicated on representations of CSFB set forth in this Agreement;

                  (c) CSFB represents that it has such knowledge in financial and business matters as to be capable of evaluating the merits and risks of its investment and that it is an "ACCREDITED INVESTOR" as such term is defined in Regulation D promulgated pursuant to Section 4(2) of the 1933 Act. CSFB further represents that it has had access, during the course of the transactions contemplated hereby and prior to its purchase of Shares and the Notes, to the same kind of information that is specified in Part I of a registration statement under the 1933 Act and that it has had, during the course of the transactions contemplated hereby and prior to its purchase of the Shares and the Notes, the opportunity to ask questions of, and receive answers from, the Company (and Health & Fitness) concerning the terms and conditions of the Exchange Offer and to obtain additional information (to the extent the Company (and Health & Fitness) possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to


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         which it had access. CSFB understands that no federal or state agency has passed upon this investment or upon the Company, no has any such agency made any finding or determination as to the fairness of this investment;

                  (d) CSFB understands that the Shares and the Notes may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom and, in the absence of an effective registration statement covering the Shares and the Notes or an available exemption from registration under the 1933 Act, that the Shares and the Notes may have to be held indefinitely and, as a consequence, that CSFB must be prepared to bear the economic risk of this investment for an indefinite period of time. In that regard, CSFB understands and acknowledges that, except as may be provided in the Stockholders Agreement, the Company is under no duty or obligation, contractual or otherwise, to register the Shares or the Notes under the 1933 Act or to comply with the terms of any exemption thereunder. In particular, CSFB acknowledges that it is aware that the Shares and the Notes may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available. CSFB represents that, in the absence of an effective registration statement covering the Shares, it will sell, transfer or otherwise dispose of the Shares and the Notes only in a manner consistent with its representations set forth herein and then only in accordance with the Stockholders Agreement; and

                  (e) CSFB also understands and acknowledges that the Stockholders Agreement imposes certain obligations with respect to, and additional restrictions on transferability of, the Shares and that as a party to the Stockholders Agreement the certificates issued to it evidencing the Shares will bear certain legends restricting transferability of the Shares, all as required by the Stockholders' Agreement.

                                   ARTICLE IV.

                  CONDITIONS TO OBLIGATIONS OF CSFB AT CLOSING

         The obligations of the CSFB under Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article II hereof shall be true and correct on and as of the Closing with the same force and effect as if they had been made at the Closing.


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         4.2. PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

         4.3. RESTRUCTURING CONDITIONS. All conditions to the obligation of CSFB to consummate the ICON Restructuring under the Term Sheet shall have been satisfied or waived.

                                   ARTICLE V.

             CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AT CLOSING

         The obligations of the Company under Article I of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of CSFB contained in Article III hereof shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made at the Closing.

         5.2. PERFORMANCE. CSFB shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

         5.3. RESTRUCTURING CONDITIONS. CSFB shall have executed and delivered a counterpart copy of the Stockholders Agreement, and all other conditions to the obligation of the Company to consummate the Icon Restructuring under the Term Sheet shall have been satisfied or waived.

                                   ARTICLE VI.

                           MUTUAL CONDITIONS PRECEDENT

         The obligations of the Company and CSFB under Article I of this Agreement are subject to the fulfillment on or before the closing of each of the following conditions:

         6.1. QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and the Notes pursuant to this Agreement shall have been duly obtained and shall be effective.


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                                  ARTICLE VII.

                                  MISCELLANEOUS

         7.1. PAYMENT OF FEES. The Company hereby agrees to:

                  (a) pay to CSFB (or an affiliate of CSFB designated by it) a fee in the amount of $881,000 in connection with the structuring of the ICON Restructuring, such fee being payable by the Company at the Closing of the ICON Restructuring or, if the ICON Restructuring is not consummated, promptly after the time the Company has abandoned the ICON Restructuring;

                  (b) subject to the terms of the Senior Credit Facility (as defined in the Note Agreement) from time to time in effect, during the Term (as defined in the Management Agreement (the "MANAGEMENT AGREEMENT"), dated as of September 27, 1999, entered into among Health & Fitness, the Company, Bain Capital Partners IV, L.P., IHF Holdings, Inc. and IHF Capital, Inc.), pay to CSFB (or an affiliate of CSFB designated by it) a management fee in an amount not to exceed $366,500 per annum in exchange for strategic advisory services to be provided to the Company by CSFB, such fee being payable by the Company quarterly in arrears, with each payment being made sixty (60) days after the end of each fiscal quarter of the Company; provided, however, that the management fees payable with respect to fiscal year 2000 of the Company shall be payable in one installment of $274,875 on April 30, 2000 and one installment of $91,625 on July 31, 2000; and

                  (c) during the Term, allow CSFB to participate in the negotiation and consummation of any Liquidity Event (as defined in the Stockholders Agreement) by the Company, and pay (or cause to be paid) to CSFB (or an affiliate of CSFB designated by it) a fee in connection therewith equal to one half of one percent (0.5%) of the gross purchase price of the transaction (including all liabilities assumed or otherwise included in the transaction), such fee to be due and payable for the foregoing services at the closing of such transaction. This fee is the same fee contemplated to be paid to CSFB pursuant to Section 2(c) of the Management Agreement, and is not intended to be in addition thereto.

         7.2. INDEMNITY AND LIABILITY. In consideration of the execution and delivery of this Agreement by CSFB, the Company hereby agrees to indemnify, exonerate and hold each of CSFB, and each of its affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents, advisors and attorneys of each of the foregoing (collectively, the "INDEMNITEES") free and harmless from and against any and all actions, causes of action, suits, liabilities and damages, and expenses in connection therewith, including without limitation attorneys' fees and disbursements (collectively, "LIABILITIES"), incurred by the Indemnitees or any of


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them as a result of, or arising out of, or relating to the ICON Restructuring, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee) (collectively, the "INDEMNIFIED LIABILITIES"), except for any such Indemnified Liabilities arising on account of such Indemnitee's willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         7.3. NO WAIVER; MODIFICATIONS IN WRITING. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and CSFB.

         7.4. TAXES. The Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the original issuance of the Shares and the Notes, but excluding all federal, state and local income or similar taxes, and shall save and hold CSFB harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

         7.5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         7.6. BINDING EFFECT; ASSIGNMENT. The rights and obligations of CSFB under this Agreement may not be assigned to any other person. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successor and permitted assigns. This Agreement shall be binding upon the Company and CSFB, and their respective successors and permitted assigns.

         7.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware as to all matters including but not limited to matters of validity, construction, effect, performance and remedies, but without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         7.8. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be


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ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         7.9. HEADINGS. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         7.10. INJUNCTIVE RELIEF. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         7.11. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company or CSFB, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares and payment therefor.

 [Remainder of page left intentionally blank; Next page is the signature page.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            HF HOLDINGS, INC.


                                            By:________________________________
                                               Name:
                                               Title:


                                            CREDIT SUISSE FIRST BOSTON
                                            CORPORATION


                                            By:________________________________
                                               Name:
                                               Title:




              [Signature page to the Securities Purchase Agreement]